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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 18, 2002

Staples, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other Jurisdiction of Incorporation)	0-17586 (Commission File Number)	04-2896127 (IRS Employer Identification No.)
Five Hundred Staples Drive, Framingham Massachusetts 01702 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (508) 253-5000

Not applicable
(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

        On October 18, 2002, following receipt of all required regulatory approvals and satisfaction of all required conditions to closing, Staples, Inc. ("Staples") completed the acquisition of the mail order office products business of Guilbert, SA ("Guilbert"), a subsidiary of Pinault Printemps Redoute, a French public company, for approximately 825 million euros in cash pursuant to the Sale and Purchase Agreement, dated as of August 21, 2002, by and between Staples and Guilbert. The mail order business acquired by Staples operates under various brands in five countries: (i) in France through Bernard and JPG; (ii) in Spain through Kalamazoo; (iii) in Belgium through Bernard and JPG; (iv) in the United Kingdom through Neat Ideas and (v) in Italy through MondOffice. Staples financed the acquisition through the use of a combination of cash from operations and the proceeds from its September 2002 $325 million offering of 7.375% Senior Notes due 2012 and its October 2002 $325 million 364-Day Term Loan.

        Staples currently intends to continue to use the tangible assets acquired from Guilbert constituting plant, equipment or other physical property substantially in the same manner in which they were used by Guilbert immediately prior to the acquisition.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)
Financial Statements of Businesses Acquired

        Not applicable.

(b)
Pro Forma Financial Information

        Not applicable.

(c)
Exhibits

Exhibit No.	Description
2.1	Sale and Purchase Agreement, dated as of August 21, 2002, by and between Staples, Inc. and Guilbert, SA (incorporated by reference from the Current Report on Form 8-K filed by Staples on August 22, 2002).
99.1	Text of press release issued by Staples, Inc. on October 21, 2002.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2002	STAPLES, INC.
	By:	/s/ JACK VANWOERKOM Jack VanWoerkom Senior Vice President, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit No.	Description
2.1	Sale and Purchase Agreement, dated as of August 21, 2002, by and between Staples, Inc. and Guilbert, SA (incorporated by reference from the Current Report on Form 8-K filed by Staples on August 22, 2002).
99.1	Text of press release issued by Staples, Inc. on October 21, 2002.

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SIGNATURE
EXHIBIT INDEX